Exhibit 99.2
INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Overview
     On May 9, 2008, we completed our acquisition of Matria Healthcare, Inc. (“Matria”), for consideration per share of (i) $6.50 in cash and (ii) convertible preferred stock of Inverness having a stated value of $32.50 per share (convertible at $69.32, as calculated by dividing the $400.00 per share liquidation preference by the 5.7703 conversion rate). The convertible preferred stock was issued in a tax-deferred transaction and provides for a three percent dividend. The total transaction consideration will be approximately $1.2 billion, consisting of approximately $909.4 million to acquire the Matria shares of common stock and options and assumption of approximately $286.3 million of Matria’s indebtedness outstanding. Of this amount, approximately $718.5 million represents the value of the preferred stock issued, $143.7 million represents cash paid and $47.2 million represents the fair value associated with Inverness employee stock options which were exchanged as part of the transaction. The Company borrowed $142.0 million under its existing credit facility to finance a portion of the cash paid and the Matria indebtedness repaid. The transaction is an indirect acquisition through a merger of a newly formed, wholly-owned subsidiary of Inverness with and into Matria. Matria, headquartered in Marietta, Georgia, is a national provider of health enhancement, disease management and high-risk pregnancy management programs and services. Through its Health Enhancement and Women’s and Children’s Health divisions, Matria provides services to more than 1,000 employers and managed care organizations.
     The unaudited pro forma condensed combined financial statements (the “Financial Statements”) reflect our acquisition of Matria. The Financial Statements are based on the respective historical consolidated financial statements and the notes thereto of Inverness and Matria. The Financial Statements also reflect our previous acquisitions of Biosite Incorporated (“Biosite”) (including related financing transactions), Cholestech Corporation (“Cholestech”), Instant Technologies, Inc. (“Instant”) and our November 2007 issuance of 13.6 million shares of common stock for net proceeds of $806.9 million. All acquisitions are reflected using the purchase method of accounting and the estimates, assumptions and adjustments described below and in the notes to the Financial Statements. The fair value of certain identifiable intangible assets are based upon preliminary estimates and are subject to change which could be material. Actual operating results of the previous acquisitions are included in Inverness’ historical financial results only from the respective dates of the acquisitions.
     The Financial Statements also reflect our previous transfer of our consumer diagnostic products assets to a 50/50 joint venture with The Procter & Gamble Company (“P&G”), the elimination of the historical results of operations of our consumer diagnostic products business, and the impact of the new manufacturing agreement with the joint venture on our historical results of operations.
     For purposes of preparing the Financial Statements, the historical financial information for Inverness and Matria is based on the year ended December 31, 2007 and the three months ended March 31, 2008.
     The historical Matria financial information included in the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 and the three months ended March 31, 2008 represents the pre-acquisition results of Matria. The historical Biosite financial information included in the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 includes results of operations for the pre-acquisition period ended June 26, 2007, which represent the historical pre-acquisition results of Biosite. The historical Cholestech financial information included in the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 includes results of operations for the pre-acquisition period ended September 12, 2007, which represent the historical pre-acquisition results of Cholestech. The historical Instant financial information included in the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 includes results of operations for the pre-acquisition period ended March 12, 2007, which represent the historical pre-acquisition results of Instant.

     The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 and the three months ended March 31, 2008 assumes that the acquisition of Matria, the acquisition of Biosite and the related financing transactions, the acquisition of Cholestech and Instant, the consummation of the 50/50 joint venture with P&G and the November 2007 issuance of common stock occurred on January 1, 2007. The unaudited pro forma condensed combined balance sheet assumes that the acquisition of Matria occurred on March 31, 2008. The historical Inverness balance sheet as of March 31, 2008 reflects the acquisition of Biosite and the related financing transactions, the acquisitions of Cholestech and Instant, the November 2007 public offering and the consummation of the 50/50 joint venture with P&G.
     The Financial Statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position for future periods or the results that actually would have been realized had the merger with Matria or the other transactions described above been consummated as of January 1, 2007 or March 31, 2008. The pro forma adjustments are based upon available information and certain estimates and assumptions as described in the notes to the Financial Statements that management of Inverness believes are reasonable in the circumstances.
     The Financial Statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and notes thereto of Inverness included in our Annual Report on Form 10-K for the year ended December 31, 2007, as amended, and our previously filed Forms 8-K, as well as the historical financial statements and notes thereto of Matria included in its Annual Report on Form 10-K for the year ended December 31, 2007, as amended.
     The following are summaries of the completed transactions reflected in the unaudited pro forma condensed combined financial statements.
November 2007 Public Offering
     On November 20, 2007, we completed a public offering in which we sold a total of 13,634,302 shares of common stock in the offering at a public offering price of $61.49 per share. The total number of shares sold by the Company included 1,800,000 shares sold of common stock to the underwriters upon their exercise of their over-allotment option in full. Certain selling stockholders of the Company also sold 165,698 shares of common stock in the offering. The net proceeds to the Company from the offering were approximately $806.9 million.
Acquisition of Cholestech
     On September 12, 2007, we completed our acquisition of Cholestech, a publicly-traded leading provider of diagnostic tools and information for immediate risk assessment and therapeutic monitoring of heart disease and inflammatory disorders. The preliminary aggregate purchase price was $354.6 million, which consisted of 6,840,361 shares of our common stock with an aggregate fair value of $329.8 million, $4.5 million in estimated direct acquisition costs and $20.3 million of fair value associated with the outstanding fully-vested Cholestech employee stock options which were converted to options to acquire our common stock as part of the transaction.
Acquisition of Biosite
     On June 29, 2007, we completed our acquisition of Biosite, a publicly-traded global medical diagnostic company utilizing a biotechnology approach to create products for the diagnosis of critical diseases and conditions. The preliminary aggregate purchase price was $1.8 billion, which consisted of $1.6 billion in cash, $68.9 million in estimated direct acquisition costs and $77.4 million of fair value associated with Biosite employee stock options which were exchanged as part of the transaction.
     To finance the acquisition, we entered into a secured First Lien Credit Agreement with certain lenders, General Electric Capital Corporation as administrative agent and collateral agent, and certain other agents and arrangers, a secured Second Lien Credit Agreement with certain lenders, General Electric Capital Corporation as administrative agent and collateral agent, and certain other agents and arrangers, and certain related guaranty and security agreements. The First Lien Credit Agreement provides for term loans in the aggregate amount of $900.0 million and, subject to our continued compliance with the First Lien Credit Agreement, a $150.0 million revolving line of credit. The Second Lien Credit Agreement provides for term loans in the aggregate amount of $250.0 million. To finance the acquisition, we drew the full amount of the term loans under the two Credit Agreements and approximately $73.2 million under the revolver.

     A portion of the acquisition was also financed from the proceeds of our May 2007 sale of $150.0 million principal amount of 3% convertible senior subordinated notes due 2016 (the “Convertible Notes”) in a private placement to qualified institutional buyers.
Joint Venture with P&G
     On May 17, 2007, we completed our previously announced transaction to form a 50/50 joint venture with P&G for the development, manufacturing, marketing and sale of existing and to-be-developed consumer diagnostic products, outside the cardiology, diabetes and oral care fields. At the closing, Inverness and P&G entered into material definitive agreements, pursuant to which we transferred our consumer diagnostic net assets, other than our manufacturing and core intellectual property assets, to the joint venture, and P&G acquired its interest in the joint venture for a cash payment to us of approximately $325.0 million.
     Upon completion of the transaction to form the joint venture, we ceased to consolidate the operating results of our consumer diagnostic products business and began to account for our 50% interest in the results of the joint venture under the equity method of accounting. In our capacity as the manufacturer of products for the joint venture, we supply products to the joint venture and record revenue on those sales. No gain on the proceeds that we received from P&G through the formation of the joint venture will be recognized in our financial statements until P&G’s option to require us to purchase its interest in the joint venture expires. As a result, all income tax effects as a result of this transaction have also been deferred.
Acquisition of Instant
     On March 12, 2007, we acquired 75% of the issued and outstanding capital stock of Instant, a privately-owned distributor of rapid drugs of abuse diagnostic products used in the workplace, criminal justice and other testing markets. On December 28, 2007, we acquired the remaining 25% interest, bringing the aggregate purchase price to $60.8 million, which consisted of $38.9 million in cash, common stock with an aggregate fair value of $21.5 million and $0.4 million in estimated direct acquisition costs. In addition, we assumed and paid debt of $4.9 million.

Inverness Medical Innovations, Inc. and Subsidiaries
Unaudited Pro forma Condensed Combined Statements of Operations
For the Year Ended December 31, 2007
(in 000s, except per share amounts)

		Pro forma Adjustments
		Completed Transactions
	Inverness	Instant	Instant		Disposition of		Formation of		Biosite	Biosite		Cholestech	Cholestech		Matria	Matria		Pro forma
	(Restated)	Historical	Adjustments		CD Business		Joint Venture		Historical	Adjustments		Historical	Adjustments		Historical	Adjustments		Combined Company
Net product sales and services revenue	$817,561	$5,381	$(544)	A	$(73,781)	E	$36,007	G	$152,686	$—		$47,954	$—		$352,235	$—		$1,337,499
License and royalty revenue	21,979	—	—		—		—		2,718	—		—	—		—	—		24,697

Net revenue	839,540	5,381	(544)		(73,781)		36,007		155,404	—		47,954	—		352,235	—		1,362,196
Cost of sales	445,813	3,143	(544)	A	(34,292)	E	34,292	G	47,406	10,011	J	17,040	4,517	O	107,513	15,136	AF	650,035

Gross profit	393,727	2,238	—		(39,489)		1,715		107,998	(10,011)		30,914	(4,517)		244,722	(15,136)		712,161

Operating expenses:
Research and development	69,547	—	—		(7,290)	E	—		26,780	—		4,384	—		—	—		93,421
In-process research and development	173,825	—	—		—	E	—		—	(169,000)	K	—	—		—	—		4,825
Sales and marketing	167,770	1,014	870	B	(16,414)	E	—		38,222	20,232	J	11,052	5,796	O	47,217	22,176	S	297,935
General and administrative	158,438	254	—		(6,823)	E	—		33,197	(67,300)	L	16,389	(6,218)	P	139,801	(15,136)	AF	252,602

Total operating expenses	569,580	1,268	870		(30,527)		—		98,199	(216,068)		31,825	(422)		187,018	7,040		648,783

Operating income (loss)	(175,853)	970	(870)		(8,962)		1,715		9,799	206,057		(911)	(4,095)		57,704	(22,176)		63,378
Interest and other income (expense), net	(69,879)	(169)	(86)	C, D	—		3,509	H	2,060	(60,574)	M	2,107	—		(22,105)	17,022	T, AH	(128,115)

(Loss) Income before income taxes	(245,732)	801	(956)		(8,962)		5,224		11,859	145,483		1,196	(4,095)		35,599	(5,154)		(64,737)
Income tax (benefit) provision	(979)	—	36		(2,331)	F	929	I	5,515	(5,515)	N	(723)	723	Q	14,534	(12,681)	V	1,352
	—	—	—		—		—		—	1,844	N	—	—		—	—

Net (loss) income	(244,753)	801	(992)		(6,631)		4,295		6,344	149,154		1,919	(4,818)		21,065	7,527		(66,089)
Preferred stock dividends	—	—	—		—		—		—	—		—	—		—	(21,489)	W	(21,489)

Net (loss) income available to common stockholders	$(244,753)	$801	$(992)		$(6,631)		$4,295		$6,344	$149,154		$1,919	$(4,818)		$21,065	$(13,962)		$(87,578)

Net (loss) per common share:
Basic and diluted	$(4.75)																	$(1.28)

Weighted average shares — basic and diluted	51,510		208	R			—			—			4,760	R		12,065	X	68,543

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Inverness Medical Innovations, Inc. and Subsidiaries
Unaudited Pro forma Condensed Combined Statements of Operations
For the three months ended March 31, 2008
(in 000s, except per share amounts)

		Pro forma Adjustments
		Completed Transaction
		Matria	Matria		Pro forma
	Inverness	Historical	Adjustments		Combined Company
Net product sales and services revenue	$361,361	$79,512	$—		$440,873
License and royalty revenue	10,872	—	—		10,872

Net revenue	372,233	79,512	—		451,745
Cost of sales	191,843	25,593	3,536	AF	220,972

Gross profit	180,390	53,919	(3,536)		230,773

Operating expenses:
Research and development	30,925	—	—		30,925
Sales and marketing	80,036	11,676	3,990	S	95,702
General and administrative	54,651	36,567	(3,536)	AF	87,682

Total operating expenses	165,612	48,243	454		214,309

Operating income (loss)	14,778	5,676	(3,990)		16,464
Interest and other income (expense), net	(19,832)	(5,290)	3,873	T, AH	(21,249)

(Loss) Income before income taxes	(5,054)	386	(117)		(4,785)
Income tax (benefit) provision	(880)	162	(66)	V	(784)

Net (loss) income	(4,174)	224	(51)		(4,001)
Preferred stock dividends	—	—	(5,389)	W	(5,389)

Net (loss) income available to common stockholders	$(4,174)	$224	$(5,440)		$(9,390)

Net (loss) per common share:
Basic and diluted	$(0.05)				$(0.12)

Weighted average shares — basic and diluted	77,244				77,244

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Inverness Medical Innovations, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2008
(in thousands)

		Completed Transaction
	Inverness	Matria	Matria		Pro forma
	Historical	Historical	Adjustments		Combined Company
ASSETS
Current assets:
Cash and short term investments	$406,741	$23,070	$(287,999)	Y, Z, AG	$141,812
Accounts receivable, net of allowances	198,549	46,591	—		245,140
Inventory, net	156,291	—	—		156,291
Deferred tax assets	18,264	15,308	—		33,572
Prepaid expenses and other current assets	73,094	10,803	(94)	U	83,803

Total current assets	852,939	95,772	(288,093)		660,618

Property, plant and equipment, net	273,039	40,027	(13,610)	S	299,456
Goodwill, trademarks and other intangible assets, net	3,704,123	541,855	624,293	S, U, AC, AE	4,870,271
Deferred financing costs, net, and other assets	131,442	9,791	(6,152)	U	135,081
Deferred tax assets	20,397	—	—		20,397

Total assets	$4,981,940	$687,445	$316,438		$5,985,823

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$20,848	$43,475	$(43,475)	Z	$20,848
Current portion of capital lease obligations	828	—	—		828
Accounts payable	80,148	8,882	—		89,030
Accrued expenses and other current liabilities	199,324	28,830	28,440	AE	256,594

Total current liabilities	301,148	81,187	(15,035)		367,300

Long-term liabilities:
Long-term debt	1,371,721	242,828	(100,828)	Z, AG	1,513,721
Capital lease obligations	1,142	—	—		1,142
Deferred tax liabilities	363,640	5,115	18,240	AC	386,995
Other long-term liabilities	332,098	6,682	—		338,780

Total long-term liabilities	2,068,601	254,625	(82,588)		2,240,638

Stockholders’ equity:
Preferred stock	—	—	718,477	AB	718,477
Common stock	78	215	(215)	AA	78

Additional paid-in capital	2,970,859	433,390	(386,173)	AA, AD	3,018,076
Treasury stock	—	—	—		—
Accumulated deficit	(375,996)	(76,133)	76,133	AA	(375,996)

Accumulated other comprehensive income	17,250	(5,839)	5,839	AA	17,250

Total stockholders’ equity	2,612,191	351,633	414,061		3,377,885

Total liabilities and stockholders’ equity	$4,981,940	$687,445	$316,438		$5,985,823

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
NOTE 1 — BASIS OF PRESENTATION, ACQUISITIONS AND JOINT VENTURE
     The accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 and the three months ended March 31, 2008 includes the historical results of Inverness and Matria, our previous acquisitions of Biosite, including the related financing transactions, Cholestech and Instant, the elimination of the historical results of operations for our consumer diagnostic products business and the impact of our new manufacturing agreement in connection with the formation of our 50/50 joint venture with P&G and the November 2007 issuance of common stock on our historical results of operations, as if these transactions had occurred on January 1, 2007.
     The accompanying unaudited pro forma condensed combined balance sheet assumes that the acquisition of Matria occurred on March 31, 2008.
Acquisition of Matria
     On May 9, 2008, we completed our acquisition of Matria, a national provider of health enhancement, disease management and high-risk pregnancy management programs and services. The preliminary aggregate purchase price was approximately $1.2 billion, which consisted of $143.7 million in cash, convertible preferred stock with a fair value of approximately $718.5 million, $47.2 million of fair value associated with Inverness employee stock options exchanged as part of the transaction, $28.4 million for the estimated settlement of change in control obligations and $1.7 million in estimated direct acquisition costs. In addition, we assumed and paid debt totaling approximately $286.3 million which was repaid at closing.
     On a preliminary basis, for purposes of the accompanying unaudited pro forma condensed combined balance sheet, the purchase price was allocated based on the March 31, 2008 balance sheet of Matria as follows (dollars in thousands):

Current assets	$95,772
Property and equipment	26,417
Goodwill	1,045,095
Intangible assets	122,610
Other non-current assets	3,639

Total assets acquired	1,293,533

Current portion of long-term debt	43,475
Other current liabilities	37,711
Long-term debt	242,828
Other non-current liabilities	30,037

Total liabilities assumed	354,051

Net assets acquired	939,482
Less:
Acquisition costs	1,651
Fair value of convertible preferred stock issued (1,796,194 shares)	718,478
Fair value of stock options exchanged (1,496,949 shares)	47,217
Change in control obligations	28,440

Cash consideration	$143,696

     Immediately subsequent to the acquisition, we repaid the outstanding principal and accrued interest balances related to the debt we assumed in the transaction, totaling approximately $286.3 million.
     The fair value of certain identifiable intangible assets are based upon preliminary estimates and are subject to change which could be material. Customer relationships are amortized based on patterns in which the economic benefits of customer relationships are expected to be utilized. Other finite-lived identifiable assets are amortized on a straight-line basis. The following are the preliminary intangible assets acquired and their respective amortizable lives (dollars in thousands):

	Amount	Amortizable Life
Customer relationships	$93,100	10 years
Core technology	25,710	7 years
Trademarks	3,100	7 years
Other intangible assets	700	5 years

Total intangible assets with finite lives	$122,610

Acquisition of Cholestech
     On September 12, 2007, we acquired Cholestech, a publicly-traded leading provider of diagnostic tools and information for immediate risk assessment and therapeutic monitoring of heart disease and inflammatory disorders. The preliminary aggregate purchase price was $354.6 million, which consisted of common stock with an aggregate fair value of $329.8 million, $4.5 million in estimated direct acquisition costs and $20.3 million of fair value associated with the Inverness employee stock options and restricted stock awards exchanged as part of the transaction.
     A summary of the preliminary purchase price allocation for this acquisition is as follows (dollars in thousands):

Current assets	$84,080
Property, plant and equipment	6,643
Goodwill	142,676
Intangible assets	204,790
Other non-current assets	378

Total assets acquired	438,567

Current liabilities	14,869
Non-current liabilities	69,092

Total liabilities assumed	83,961

Net assets acquired	354,606
Less:
Acquisition costs	4,501
Fair value of common stock issued (6,840,361 shares)	329,774
Fair value of stock options/awards exchanged (733,077 options/awards)	20,331

Cash consideration	$—

     Customer relationships are amortized based on patterns in which the economic benefits of customer relationships are expected to be utilized. Other finite-lived identifiable assets are amortized on a straight-line basis. The following are the preliminary intangible assets acquired and their respective amortizable lives (dollars in thousands):

	Amount	Amortizable Life
Customer relationships	$100,190	26 years
Core technology	83,810	13 years
Trademarks	20,590	10 years
Internally-developed software	200	7 years

Total intangible assets with finite lives	$204,790

     Acquisition of Biosite
     On June 29, 2007, we completed our acquisition of Biosite, a publicly-traded global medical diagnostic company utilizing a biotechnology approach to create products for the diagnosis of critical diseases and conditions. The preliminary aggregate purchase price was $1.8 billion, which consisted of $1.6 billion in cash, $68.9 million in estimated direct acquisition costs and $77.4 million of fair value associated with Inverness employee stock options exchanged as part of the transaction. In connection with our acquisition of Biosite, we also recorded $45.2 million of compensation expense associated with unvested stock options.
     A summary of the preliminary purchase price allocation for this acquisition is as follows (dollars in thousands):

Current assets	$325,260
Property, plant and equipment	145,639
Goodwill	787,049
Intangible assets	665,280
In-process research and development	169,000
Other non-current assets	106,715

Total assets acquired	2,198,943

Current liabilities	127,698

Non-current liabilities	281,943

Total liabilities assumed	409,641

Net assets acquired	1,789,302
Less:
Acquisition costs	68,875
Cash settlement of vested stock options	51,503
Non-cash income tax benefits on stock options	2,574
Fair value of stock options exchanged (753,863 options)	25,879

Cash consideration	$1,640,471

     As part of the purchase price allocation, IPR&D projects have been valued at $169.0 million. These are projects that have not yet achieved technological feasibility as of the date of our acquisition of Biosite.
     Customer relationships are amortized based on patterns in which the economic benefits of customer relationships are expected to be utilized. Other finite-lived identifiable assets are amortized on a straight-line basis. The following are the preliminary assets acquired and their and respective amortizable lives (dollars in thousands):

	Amount	Amortizable Life
Customer relationships	$348,100	1.5-22.5 years
Core technology	239,080	5-19.5 years
Trademarks	78,100	10.5 years

Total intangible assets with finite lives	$665,280

Joint Venture with P&G
     On May 17, 2007, we consummated a transaction with P&G to form a 50/50 joint venture for the development, manufacturing, marketing and sale of existing and to-be-developed consumer diagnostic products, outside the cardiology, diabetes and oral care fields, whereby we contributed our consumer diagnostic assets, other than our manufacturing and core intellectual property assets, to the joint venture, and P&G acquired its interest in the joint venture for a cash payment to us of approximately $325.0 million. Under the terms of the joint venture agreement, we will continue to manufacture consumer diagnostic products and sell these products to the joint venture entity.
     Additionally, in conjunction with the joint venture, we entered into a transition services agreement with the joint venture entity, pursuant to which we will provide certain operational support services to the joint venture for a period of four years, subject to renewal or earlier termination under the terms of the agreement. Transitional services under such agreement will be provided for varying periods. As the final scope and periods of such arrangements are variable and not estimable, no profits from such services revenue have been assumed in the accompanying pro forma results.
     The historical financial results of the consumer business contributed to the joint venture include all direct and allocable costs associated with the business. Certain other costs not specifically attributable to the business, including corporate overhead expenses, interest income and expense, and certain other non-operating costs are not included in the historical results of the contributed consumer business.
Acquisition of Instant
     On March 12, 2007, we acquired 75% of the issued and outstanding capital stock of Instant, a privately-owned distributor of rapid drugs of abuse diagnostic products used in the workplace, criminal justice and other testing markets. On December 28, 2007, we acquired the remaining 25% interest, bringing the aggregate purchase price to $60.8 million, which consisted of $38.9 million in cash, common stock with an aggregate fair value of $21.5 million, and $0.3 million in estimated direct acquisition costs. In addition, we assumed and paid debt of $4.9 million.

     A summary of the preliminary purchase price allocation for this acquisition is as follows (dollars in thousands):

Current assets	$9,012
Property, plant and equipment	141
Goodwill	43,708
Intangible assets	28,520

Total assets acquired	81,381

Current liabilities	4,273
Non-current liabilities	16,334

Total liabilities assumed	20,607

Net assets acquired	60,774
Less:
Acquisition costs	348
Fair value of common stock issued (463,399 shares)	21,530

Cash consideration	$38,896

     Immediately subsequent to the acquisition, we repaid the outstanding principal and accrued interest balances related to the debt we assumed in the transaction, totaling approximately $4.9 million.
     Customer relationships are amortized based on patterns in which the economic benefits of customer relationships are expected to be utilized. Other finite-lived identifiable assets are amortized on a straight-line basis. The following are the intangible assets acquired and their respective amortizable lives (dollars in thousands):

	Amount	Amortizable Life
Trademarks	$3,170	5 years
Customer relationships	25,350	12 years

Total intangible assets with finite lives	$28,520

NOTE 2 — PRO FORMA ADJUSTMENTS AND ASSUMPTIONS
     The following describes the pro forma adjustments made to the accompanying unaudited pro forma condensed combined financial statements:
A.	Represents elimination of sales and related cost of sales between Innovacon and Instant.

B.	Reflects the reversal of amortization expense recorded by Instant related to pre-acquisition intangible assets written off in connection with the acquisition of Instant, net of amortization related to estimated intangibles acquired.

C.	Reflects the reversal of interest expense incurred by Instant related to pre-acquisition debt which was repaid by Inverness in connection with the acquisition of Instant.

D.	Represents the recording of minority interest expense related to the 25% ownership in Instant not acquired by Inverness.

E.	Reflects elimination of the historical consumer diagnostic products business as a result of the consummation of our transaction to form a 50/50 joint venture with P&G.

F.	Tax effect on the elimination of the historical consumer diagnostic products business as a result of the consummation of our transaction to form a 50/50 joint venture with P&G.

G.	Reflects manufacturing revenue and related costs in conjunction with the manufacturing agreement entered into with the joint venture entity.

H.	Represents our 50% investment income from the joint venture entity, which will be reported as equity earnings of unconsolidated entities, net of taxes.

I.	Tax effect on the profit resulting from the formation of the joint venture and related disposition of the consumer diagnostic products business.

J.	Reflects amortization expense of the estimated value assigned to customer relationships, core technology and trademarks, as discussed in Note 1, acquired in connection with the acquisition of Biosite. The estimated fair values of acquired intangible assets in connection with the acquisition of Biosite and their respective useful lives are as follows:

	Fair Value	Life
	(in thousands)
Goodwill	$787,049	Indefinite
Customer relationships	348,100	1.5 - 22.5 years
Core technology, patents and licenses	239,080	5 - 19.5 years
Trademarks	78,100	10.5 years

Total intangible assets	$1,452,329

K.	Represents an adjustment to reverse the effect of a charge recorded for in-process research and development. This charge is directly related to the acquisition and non-recurring.

L.	Represents the reversal of $45.2 million of stock compensation and $22.1 million of transaction costs directly related to the Biosite acquisition which were non-recurring charges.

M.	Reflects interest expense incurred in connection with the acquisition of Biosite, including interest on the borrowings of $900.0 million under the First Lien Credit Agreement, $73.2 million under the related revolving line of credit, $250.0 million under the Second Lien Credit Agreement and $150.0 million under the Convertible Notes, net of interest saved from the repayment of the $150.0 million 8.75% senior subordinated notes.

N.	Reflects the reversal of the historical tax provisions of Biosite as a result of pro forma pretax losses incurred.

O.	Reflects amortization expense of the estimated value assigned to customer relationships, core technology, trademarks and internally-developed software as discussed in Note 1, acquired in connection with the acquisition of Cholestech. The estimated fair values of acquired intangible assets in connection with the acquisition of Cholestech and their respective useful lives are as follows:

	Fair Value	Life
	(in thousands)
Goodwill	$142,676	Indefinite
Customer relationships	100,190	26 years
Core technology	83,810	13 years
Trademarks	20,590	10 years
Internally-developed software	200	7 years

Total intangible assets	$347,466

P.	Reflects the reversal of $6.2 million of transaction costs directly related to the Cholestech acquisition which were non-recurring.

Q.	Reflects the reversal of the historical tax provisions of Cholestech as a result of overall pro forma pretax losses incurred.

R.	Reflects shares issued in connection with the Instant and Cholestech acquisitions.

S.	Represents the reclassification of the value of information systems core technology assets historically recorded by Matria as property plant and equipment to acquired intangible assets and reflects amortization expense of the estimated value assigned to customer relationships, core technology, non-compete agreements and trademarks as discussed in Note 1, to be acquired in connection with the acquisition of Matria. The estimated fair values of acquired intangible assets in connection with the acquisition of Matria and their respective useful lives are as follows:

	Fair Value	Life
	(in thousands)
Goodwill	$1,045,095	Indefinite
Customer relationships	93,100	10 years
Core technology	25,710	7 years
Trademarks	3,100	7 years
Non-compete agreements	700	5 years

Total intangible assets	$1,167,705

T.	Reflects the reversal of interest expense incurred by Matria related to pre-acquisition debt which was repaid by Inverness in connection with the acquisition of Matria.

U.	Reflects the write off of unamortized debt issuance costs and administration fees as of March 31, 2008 totaling $6.2 million in connection with the Matria pre-acquisition debt repaid by Inverness in connection with the acquisition of Matria. The amount is non-recurring and directly related to the acquisition and as a result has only been recorded in the pro forma balance sheet.

V.	Reflects the adjustment of the historical tax provisions of Matria as a result of pro forma pretax losses incurred.

W.	Reflects 3% dividend payment on Series B Convertible Preferred Stock issued in connection with the Matria acquisition.

X.	Represents adjustment to the historical number of basic weighted average Inverness shares outstanding giving effect to the issuance of shares of Inverness common stock as part of the November 2007 public offering, as if such transaction occurred on January 1, 2007.

Y.	Represents estimated cash consideration of $143.7 million paid to shareholders of Matria in connection with the acquisition of Matria.

Z.	Reflects payment of Matria related pre-acquisition debt of $286.3 million paid by Inverness in connection with the acquisition of Matria.

AA.	Reflects the reversal of historical equity accounts of Matria.

AB.	Reflects estimated value of convertible preferred stock issued to Matria shareholders in connection with the acquisition of Matria.

AC.	Reflects deferred tax liability recorded on value assigned to intangible assets acquired in the acquisition of Matria.

AD.	Reflects the estimated fair value of options exchanged in the acquisition of Matria.

AE.	Reflects the estimated change in control benefits associated with the Matria acquisition to be paid. The amount is non-recurring and directly related to the acquisition and as a result has only been recorded in the pro forma balance sheet.

AF.	Reflects reclass of expenses between operating expenses and cost of goods sold to create consistency in reporting with Inverness reported results.

AG.	Represents additional borrowings of $142.0 million under the existing credit facility to finance a portion of the Matria acquisition.

AH.	Represents interest expense incurred on the additional borrowings of $142.0 million under the existing credit facility used to finance a portion of the Matria acquisition.
NOTE 3 — PRO FORMA NET LOSS PER COMMON SHARE
     For the year ended December 31, 2007 and the three months ended March 31, 2008, the unaudited pro forma combined company basic and diluted net loss per common share amounts are calculated based on the weighted average number of Inverness common shares outstanding prior to the respective acquisitions plus the adjustments to such shares giving effect to the Inverness common shares issued or expected to be issued upon the closings of the respective acquisitions and the related financings, as if such transactions had occurred on January 1, 2007. Common stock equivalents resulting from the assumed exercise of Inverness’ stock options, warrants or preferred stock are not included in the pro forma combined company diluted net loss per common share calculation for the year ended December 31, 2007 and the three months ended March 31, 2008 because inclusion thereof would be antidilutive.